CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Worst of Fixed Coupon Auto-Callable RevConsSM due 2015	$2,650,000	$307.93

October 2014 Pricing Supplement No. 1,687 Registration Statement No. 333-178081 Dated October 29, 2014 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities
The Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015 Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation, which we refer to as the securities, do not guarantee the repayment of any principal.  Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at an annual rate of 10.20%.  In addition, if the determination closing price of each of the Halliburton Company common stock, the Apple Inc. common stock and the International Business Machines Corporation common stock is greater than or equal to its respective initial share price on any quarterly determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related quarterly coupon.  However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) the stated principal amount, if the closing prices of none of the underlying stocks have declined below their respective downside threshold levels on any trading day from but excluding the pricing date to and including the final determination date, or if the final share price of each underlying stock is greater than or equal to its respective initial share price, or (ii) a number of shares of the worst performing underlying stock, if the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, and the final share price of any underlying stock is less than its respective initial share price.  The value of these shares will be less than the stated principal amount of the securities and could be zero.  As a result, investors must be willing to accept the risk of receiving shares of the worst performing underlying stock at maturity that are worth less than the stated principal amount of the securities and could be worth zero. Accordingly, investors could lose their entire initial investment in the securities.  Investors will not participate in the appreciation of any of the underlying stocks. The securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying stock if any underlying stock closes below its downside threshold level on any trading day during the term of the securities, and who are willing to forgo the opportunity to participate in any appreciation of the underlying stocks in exchange for the opportunity to earn interest at a potentially above-market rate.  Because the payment at maturity on the securities is based on the worst performing underlying stock, a decline beyond the respective downside threshold level of any underlying stock on any trading day could result in a significant loss of your investment, even if one or both of the other underlying stocks have appreciated or have not declined as much.  Investors will therefore be exposed to the risks related to each underlying stock. The securities are unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
FINAL TERMS
Issuer:	Morgan Stanley
Underlying stocks:	Halliburton Company common stock (the “HAL Stock”), Apple Inc. common stock (the “AAPL Stock”) and International Business Machines Corporation common stock (the “IBM Stock”)
Aggregate principal amount:	$2,650,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 29, 2014
Original issue date:	November 5, 2014 (5 business days after the pricing date)
Maturity date:	November 5, 2015
Early redemption:
If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment shall be made on the fifth business day following such determination date as postponed.  No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early if the determination closing price of any underlying stock is less than the respective initial share price for such underlying stock on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly interest period.
Determination closing price:
With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date times the adjustment factor for such underlying stock on such determination date

Quarterly coupon:
Unless the securities have been previously redeemed, a quarterly coupon at an annual rate of 10.20% (corresponding to approximately $25.50 per quarter per security) is paid on each coupon payment date.

Payment at maturity:
•   If the closing prices of none of the underlying stocks have declined below their respective downside threshold levels on any trading day from but excluding the pricing date to and including the final determination date:
(i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period

•   If the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, but the final share price of each underlying stock is greater than or equal to its respective initial share price:
(i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period

•   If the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, and the final share price of any underlying stock is less than its respective initial share price:

(i) a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date, and (ii) the quarterly coupon for the final quarterly interest period.  If you receive shares of the worst performing underlying stock at maturity, we will pay the cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.
Under these circumstances, investors will lose some, and may lose all, of their principal.

Exchange ratio:
If applicable, the exchange ratio for each underlying stock will be:
With respect to the HAL Stock, 18.37560, which is the stated principal amount divided by the initial share price of such underlying stock
With respect to the AAPL Stock, 9.31619, which is the stated principal amount divided by the initial share price of such underlying stock
With respect to the IBM Stock, 6.11770, which is the stated principal amount divided by the initial share price of such underlying stock

Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$971.90 per security. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$20	$980
Total	$2,650,000	$53,000	$2,597,000
(1)
Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 27.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

Product Supplement for Auto-Callable Securities dated October 19, 2012	Prospectus dated November 21, 2011

Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Terms continued from previous page:
Determination dates:
January 29, 2015, April 28, 2015, July 29, 2015 and October 29, 2015, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events.  We also refer to October 29, 2015 as the final determination date.

Coupon payment dates:
The fifth business day after each determination date, provided that if the securities have not been previously called, the payment of the final quarterly coupon will be made on the maturity date. In the event of an early redemption, the early redemption payment (including the payment of the quarterly coupon for the related quarterly interest period) will be made on the fifth business day following the related determination date.

Downside threshold level:
With respect to the HAL Stock, $35.373, which is equal to 65% of its initial share price
With respect to the AAPL Stock, $69.771, which is equal to 65% of its initial share price
With respect to the IBM Stock, $106.249, which is equal to 65% of its initial share price

Initial share price:
With respect to the HAL Stock, $54.42, which is its closing price on the pricing date
With respect to the AAPL Stock, $107.34, which is its closing price on the pricing date
With respect to the IBM Stock, $163.46, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final determination date times the adjustment factor for such underlying stock on such date
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61761JUD9 / US61761JUD98
Listing:	The securities will not be listed on any securities exchange.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Investment Summary

Worst of Fixed Coupon Auto-Callable RevCons
Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015 Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation, which we refer to as the securities, do not guarantee the repayment of any principal.  Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at an annual rate of 10.20%.  In addition, if the determination closing price of each of the Halliburton Company common stock, the Apple Inc. common stock and the International Business Machines Corporation common stock is greater than or equal to its respective initial share price on any quarterly determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related quarterly coupon.  However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) the stated principal amount, if the closing prices of none of the underlying stocks have declined below their respective downside threshold levels on any trading day from but excluding the pricing date to and including the final determination date, or if the final share price of each underlying stock is greater than or equal to its respective initial share price, or (ii) a number of shares of the worst performing underlying stock, if the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, and the final share price of any underlying stock is less than its respective initial share price.  The value of these shares will be less than the stated principal amount of the securities and could be zero.  As a result, investors must be willing to accept the risk of receiving shares of the worst performing underlying stock at maturity that are worth less than the stated principal amount of the securities and could be worth zero. Accordingly, investors could lose their entire initial investment in the securities. In addition, investors will not participate in the appreciation of any of the underlying stocks.

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $971.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed quarterly coupon at an annual rate of 10.20%.  The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly coupon, and the payment at maturity will vary depending on the final share price of each underlying stock and whether the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, as follows:

Scenario 1
On any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price.

▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly interest period.  No further payments will be made on the securities once they have been redeemed.

▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 2
The securities are not automatically redeemed prior to maturity, and the closing prices of none of the underlying stocks have declined below their respective downside threshold levels on any trading day from but excluding the pricing date to and including the final determination date.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 3
The securities are not automatically redeemed prior to maturity, and the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, but the final share price of each underlying stock is greater than or equal to its respective initial share price.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 4
The securities are not automatically redeemed prior to maturity, the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, and the final share price of any underlying stock is less than its respective initial share price.

▪ The payment due at maturity will be, in addition to the final quarterly coupon, a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date.  If you receive shares of the worst performing underlying stock at maturity, we will pay the cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.

▪ Investors will lose some, and may lose all, of their principal in this scenario.

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Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity.  The following examples are for illustrative purposes only.  Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each quarterly determination date other than the final determination date, and the payment at maturity will be determined by reference to the final share price of each underlying stock on the final determination date as well as the closing price of each underlying stock on every trading day from but excluding the pricing date to and including the final determination date.  The actual initial share price and downside threshold level for each underlying stock are set forth on the cover of this document.  All payments on the securities are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Quarterly Coupon:	10.20% per annum (corresponding to approximately $25.50 per quarter per security)1
Payment at Maturity:
•      If the closing prices of none of the underlying stocks have declined below their respective downside threshold levels on any trading day from but excluding the pricing date to and including the final determination date: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.
•      If the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, but the final share price of each underlying stock is greater than or equal to its respective initial share price: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.
•      If the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, and the final share price of any underlying stock is less than its respective initial share price: (i) a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date,2 and (ii) the quarterly coupon for the final quarterly interest period.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the HAL Stock: $50.00 With respect to the AAPL Stock: $100.00 With respect to the IBM Stock: $160.00
Hypothetical Downside Threshold Level:
With respect to the HAL Stock: $32.50, which is 65% of its hypothetical initial share price
With respect to the AAPL Stock: $65.00, which is 65% of its hypothetical initial share price
With respect to the IBM Stock: $104.00, which is 65% of its hypothetical initial share price

Hypothetical Adjustment Factor:	With respect to each underlying stock, 1.0
Hypothetical Exchange Ratio:
With respect to the HAL Stock: 20, which is the stated principal amount divided by the hypothetical initial share price
With respect to the AAPL Stock: 10, which is the stated principal amount divided by the hypothetical initial share price
With respect to the IBM Stock: 6.25, which is the stated principal amount divided by the hypothetical initial share price

1 The actual quarterly coupon will be an amount determined by the calculation agent based on the actual coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day count basis.  The hypothetical quarterly coupon of $25.50 is used in these examples for ease of analysis.
2  If you receive shares of the worst performing underlying stock at maturity, we will pay the cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.

How to determine whether the securities are redeemed early:

	Determination Closing Price			Early Redemption Amount*
	HAL Stock	AAPL Stock	IBM Stock
Hypothetical Determination Date 1	$45 (below its initial share price)	$80 (below its initial share price)	$120 (below its initial share price)	N/A
Hypothetical Determination Date 2	$60 (at or above its initial share price)	$100 (at or above its initial share price)	$150 (below its initial share price)	N/A
Hypothetical Determination Date 3	$75 (at or above its initial share price)	$120 (at or above its initial share price)	$165 (at or above its initial share price)	$1,025.50 (the stated principal amount plus the hypothetical quarterly coupon for the

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

related quarterly interest period)
* The Early Redemption Amount includes the unpaid quarterly coupon for the related quarterly interest period.

If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

On hypothetical determination date 1, the HAL Stock, the AAPL Stock and the IBM Stock all close below their respective initial share prices.  Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 2, two underlying stocks close at or above their initial share prices but the other underlying stock closes below its initial share price  Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 3, each underlying stock closes at or above its respective initial share price.  Accordingly, the securities are automatically redeemed following such determination date.  You receive the early redemption payment, calculated as follows:

stated principal amount + hypothetical quarterly coupon = $1,000 + $25.50 = $1,025.50

Investors do not participate in the appreciation of any of the underlying stocks, and no further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the initial share price for such underlying stock on the related determination date.

How to determine the payment at maturity:

In the following examples, the determination closing price of one or more underlying stocks is less than its respective initial share price on each determination date prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1: How to calculate the payment at maturity assuming that the closing prices of none of the underlying stocks have declined below their respective downside threshold levels on any trading day from but excluding the pricing date to and including the final determination date:

	Final Share Price on the Final Determination Date			Payment at Maturity
	HAL Stock	AAPL Stock	IBM Stock
Example 1:	$55 (above the initial share price)	$105 (above the initial share price)	$170 (above the initial share price)	$1,025.50 (the stated principal amount plus the quarterly coupon for the final quarterly interest period)
Example 2:	$65 (above the initial share price)	$85 (above the downside threshold level, below the initial share price)	$125 (above the downside threshold level, below the initial share price)	$1,025.50 (the stated principal amount plus the quarterly coupon for the final quarterly interest period)

In each of the above examples, none of the underlying stocks have declined below their respective downside threshold levels at any time on any trading day from but excluding the pricing date to and including the final determination date.  Therefore, investors receive at maturity the stated principal amount of the securities and the quarterly coupon for the final quarterly interest period. Investors do not participate in the appreciation of any of the underlying stocks.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Example 2: How to calculate the payment at maturity assuming that the closing price of at least one of the underlying stocks has declined below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date:

	Final Share Price on the Final Determination Date			Payment at Maturity
	HAL Stock	AAPL Stock	IBM Stock
Example 1:	$70 (above the initial share price)	$110 (above the initial share price)	$175 (above the initial share price)	$1,025.50 (the stated principal amount plus the quarterly coupon for the final quarterly interest period)
Example 2:	$80 (above the initial share price)	$105 (above the initial share price)	$120 (below the initial share price)
$25.50, the quarterly coupon for the final quarterly interest period plus:

6.25 shares of the IBM Stock, equal to the hypothetical exchange ratio multiplied by the hypothetical adjustment factor of 1.0.  The cash value of 6.25 Shares of IBM Stock in this example is: 6.25 x $120 = $750.

Example 3:	$20 (below the initial share price)	$115 (above the initial share price)	$165 (above the initial share price)
$25.50, the quarterly coupon for the final quarterly interest period plus:

20 shares of the HAL Stock, equal to the hypothetical exchange ratio multiplied by the hypothetical adjustment factor of 1.0.  The cash value of 20 Shares of HAL Stock in this example is: 20 x $20 = $400.

Example 4:	$60 (above the initial share price)	$30 (below the initial share price)	$64 (below the initial share price)
$25.50, the quarterly coupon for the final quarterly interest period plus:

10 shares of the AAPL Stock, equal to the hypothetical exchange ratio multiplied by the hypothetical adjustment factor of 1.0.  The cash value of 10 Shares of AAPL Stock in this example is: 10 x $30 = $300.

Example 5:	$25 (below the initial share price)	$40 (below the initial share price)	$32 (below the initial share price)
$25.50, the quarterly coupon for the final quarterly interest period plus:

6.25 shares of the IBM Stock, equal to the hypothetical exchange ratio multiplied by the hypothetical adjustment factor of 1.0.  The cash value of 6.25 Shares of IBM Stock in this example is: 6.25 x $32 = $200.

In example 1, the final share prices of the HAL Stock, the AAPL Stock and IBM Stock are all at or above their initial share prices. Therefore, although the closing price of at least one underlying stock has declined below its respective downside threshold level

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Principal at Risk Securities

on a trading day from but excluding the pricing date to and including the final determination date, investors receive at maturity the stated principal amount of the securities and the quarterly coupon for the final quarterly interest period.

In examples 2 and 3, the final share prices of two underlying stocks are at or above their respective initial share prices, but the final share price of the other underlying stock is below its initial share price. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity, in addition to the quarterly coupon for the final quarterly interest period, a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date.

Similarly, in example 4, the final share price of one underlying stock is greater than its respective initial share price, but the final share prices of the other two underlying stocks are below their respective initial share prices.  Investors receive at maturity, in addition to the quarterly coupon for the final quarterly interest period, a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date.  In example 4, the AAPL Stock has declined 70% from its initial share price to its final share price, while the IBM Stock has declined 60% from its initial share price to its final price.  Therefore, the payment at maturity consists of a number of shares of AAPL Stock, which is the worst performing underlying stock in this example, equal to the product of the exchange ratio and the adjustment factor for such AAPL Stock, each as of the final determination date.

In example 5, the final share prices of the HAL Stock, the AAPL Stock and the IBM Stock are all below their respective initial share prices.  In this example, the HAL Stock has declined 50% from its initial share price to its final share price, the AAPL Stock has declined 60% from its initial share price to its final share price, and the IBM Stock has declined 80% from its initial share price.  Therefore, the payment at maturity consists of a number of shares of IBM Stock, which is the worst performing underlying stock in this example, equal to the product of the exchange ratio and the adjustment factor for such IBM Stock, each as of the final determination date.

If the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from and excluding the pricing date to and including the final determination date, and at least one underlying stock closes below its initial share price on the final determination date, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

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Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus.  You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the closing price of any underlying stock is less than its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity, in addition to the final quarterly coupon, a number of shares of the worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock.  Under such circumstances, the value of those shares will be less than the stated principal amount, and could be zero.

▪
You are exposed to the price risk of each underlying stock.  Your return on the securities is not linked to a basket consisting of the three underlying stocks.  Rather, it will be contingent upon the independent performance of each underlying stock.  Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock.  Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks.  If any underlying stock has declined to below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1 to 1 basis, even if the other underlying stocks have appreciated or have not declined as much.  Accordingly, your investment is subject to the price risk of each underlying stock.

▪
Because the downside threshold level for each underlying stock is observed on each trading day from but excluding the pricing date to and including the final determination date, it is possible that an underlying stock could decline below its downside threshold level and expose you to the negative performance of the worst performing underlying stock at maturity, even if the underlying stock that declined below its downside threshold level subsequently appreciates. If the closing price of any underlying stock has declined below its respective downside threshold level on any trading day from and excluding the pricing date to and including the final determination date AND the final share price of any underlying stock on the final determination date is less than its respective initial index value, you will be exposed to the decline in the worst performing underlying stock on a 1 to 1 basis.  It is possible that the closing price of one underlying stock will decline below its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date and expose you to the negative performance of the worst performing underlying stock, while a different underlying stock is ultimately the worst performing underlying stock, to which your investment is exposed at maturity, even if the underlying stock that closed below its respective downside threshold level on such trading day subsequently appreciates.

▪
Investors will not participate in any appreciation in the price of any underlying stock.  Investors will not participate in any appreciation in the price of any underlying stock from its respective initial share price, and the return on the securities will be limited to the quarterly coupon that is paid for each quarterly interest period until maturity or automatic early redemption.

▪
The automatic early redemption feature may limit the term of your investment to approximately three months. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns.  The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you will receive no more quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  Although we expect that generally the closing prices of the underlying stocks on any day, including in

October 2014	Page 10

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

relation to the respective downside threshold levels, will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	whether the closing price of any underlying stock has declined below its respective downside threshold level,

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	dividend rates on the underlying stocks,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the final share prices of the underlying stocks,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Halliburton Company Overview,” “Apple Inc. Overview” and “International Business Machines Corporation Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Investing in the securities is not equivalent to investing in the underlying stocks.  Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.

▪
No affiliation with the underlying stock issuers.  The underlying stock issuers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities.  We have not made any due diligence inquiry with respect to the underlying stock issuers in connection with this offering.

▪
We may engage in business with or involving the underlying stock issuers without regard to your interests.  We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying issuers.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock issuers, which may or may not recommend that investors buy or hold the underlying stocks.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock.  MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks.  For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date.  If an event occurs that does not require the calculation agent to adjust the adjustment factors, the market price of the securities may be materially and adversely affected.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks.  Some of our subsidiaries also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of an underlying stock, and, as a result, could have increased the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying stock must close on each trading day from but excluding the pricing date to and including the final determination date so that investors are not exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks).  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock

October 2014	Page 12

Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

on any trading day, including the final determination date, which could potentially affect whether the securities are automatically redeemed prior to maturity, and, if the securities are not automatically redeemed, the payment at maturity (if any).

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. has determined the initial share prices and the downside threshold levels, and will determine the closing prices of the underlying stocks on every trading day from but excluding the pricing date to and including the final determination date, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factor.  These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, as a unit consisting of (i) a Put Right (as defined below under “Additional Provisions―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Provisions―Tax considerations”), in exchange for the shares of the worst performing underlying stock (and cash in lieu of a fractional share), and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right.  Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “FATCA Legislation”).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

October 2014	Page 13

Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Halliburton Company Overview

Halliburton Company is a provider of services and products to the energy industry related to exploration, development and production of oil and natural gas.  The HAL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Halliburton Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-03492 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the HAL Stock is accurate or complete.

Information as of market close on October 29, 2014:

Bloomberg Ticker Symbol:	HAL
Exchange:	NYSE
Current Stock Price:	$54.42
52 Weeks Ago:	$53.25
52 Week High (on 7/23/2014):	$74.02
52 Week Low (on 1/29/2014):	$48.20
Current Dividend Yield:	1.34%

The following table sets forth the published high and low closing prices of, as well as dividends on, the HAL Stock for each quarter from January 1, 2011 through October 29, 2014.  The closing price of the HAL Stock on October 29, 2014 was $54.42.  The associated graph shows the closing prices of the HAL Stock for each day from January 1, 2009 through October 29, 2014. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the HAL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the HAL Stock at any time, including on the determination dates.

Common Stock of Halliburton Company (CUSIP 406216101)	High ($)	Low ($)	Dividends ($)
2011
First Quarter	49.84	38.17	0.09
Second Quarter	51.00	45.33	0.09
Third Quarter	57.27	30.52	0.09
Fourth Quarter	39.13	28.68	0.09
2012
First Quarter	38.51	32.48	0.09
Second Quarter	35.03	26.70	0.09
Third Quarter	37.44	28.36	0.09
Fourth Quarter	35.65	29.95	0.09
2013
First Quarter	43.32	35.71	0.125
Second Quarter	45.55	37.21	0.125
Third Quarter	50.32	42.45	0.125
Fourth Quarter	56.26	48.40	0.15
2014
First Quarter	59.46	48.20	0.15
Second Quarter	71.01	57.36	0.15
Third Quarter	74.02	63.66	0.15
Fourth Quarter (through October 29, 2014)	62.47	49.63	-

We make no representation as to the amount of dividends, if any, that Halliburton Company may pay in the future.  In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Halliburton Company.

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Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Common Stock of Halliburton Company – Daily Closing Prices January 1, 2009 to October 29, 2014

* The red solid line indicates the downside threshold level of $35.373, which is 65% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the HAL Stock or other securities of Halliburton Company.  We have derived all disclosures contained in this document regarding the common stock of Halliburton Company from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Halliburton Company.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Halliburton Company is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the HAL Stock (and therefore the price of the HAL Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Halliburton Company could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the HAL Stock.

October 2014	Page 15

Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications.  The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-10030 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on October 29, 2014:

Bloomberg Ticker Symbol:	AAPL
Exchange:	NASDAQ
Current Stock Price:	$107.34
52 Weeks Ago:	$73.81
52 Week High (on 10/29/2014):	$107.34
52 Week Low (on 1/30/2014):	$71.40
Current Dividend Yield:	1.77%

The following table sets forth the published high and low closing prices of, as well as dividends on, the AAPL Stock for each quarter from January 1, 2011 through October 29, 2014.  Apple Inc. announced a seven-for-one stock split on April 23, 2014, and its common stock began trading on a split-adjusted basis on June 9, 2014. The closing prices of the AAPL Stock prior to June 9, 2014 have been adjusted to reflect the stock split.  The closing price of the AAPL Stock on October 29, 2014 was $107.34.  The associated graph shows the closing prices of the AAPL Stock for each day from January 1, 2009 through October 29, 2014. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AAPL Stock at any time, including on the determination dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2011
First Quarter	51.88	46.67	–
Second Quarter	50.43	45.05	–
Third Quarter	59.06	49.04	–
Fourth Quarter	60.32	51.94	–
2012
First Quarter	88.23	58.75	–
Second Quarter	90.89	75.73	–
Third Quarter	100.30	82.13	0.38
Fourth Quarter	95.92	72.80	0.38
2013
First Quarter	78.43	60.01	0.38
Second Quarter	66.26	55.79	0.44
Third Quarter	72.53	58.46	0.44
Fourth Quarter	81.44	68.71	0.44
2014
First Quarter	79.62	71.40	0.44
Second Quarter	94.25	73.99	0.47
Third Quarter	103.30	93.09	0.47
Fourth Quarter (through October 29, 2014)	107.34	96.26	–

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Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future.  In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2009 to October 29, 2014

* The red solid line indicates the downside threshold level of $69.771, which is 65% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the AAPL Stock or other securities of Apple Inc.  We have derived all disclosures contained in this document regarding the common stock of Apple Inc. from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

October 2014	Page 17

Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

International Business Machines Corporation Overview

International Business Machines Corporation is an information technology company, a business and technology services company, a consulting services organization, an information technology research organization, and a financier of information technology.  The IBM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by International Business Machines Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-2360 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding International Business Machines Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the IBM Stock is accurate or complete.

Information as of market close on October 29, 2014:

Bloomberg Ticker Symbol:	IBM
Exchange:	NYSE
Current Stock Price:	$163.46
52 Weeks Ago:	$182.12
52 Week High (on 4/14/2014):	$197.77
52 Week Low (on 10/22/2014):	$161.79
Current Dividend Yield:	2.69%

The following table sets forth the published high and low closing prices of, as well as dividends on, the IBM Stock for each quarter from January 1, 2011 through October 29, 2014.  The closing price of the IBM Stock on October 29, 2014 was $163.46.  The associated graph shows the closing prices of the IBM Stock for each day from January 1, 2009 through October 29, 2014. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the IBM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the IBM Stock at any time, including on the determination dates.

Common Stock of International Business Machines Corporation (CUSIP 459200101)	High ($)	Low ($)	Dividends ($)
2011
First Quarter	166.05	147.05	0.65
Second Quarter	172.87	162.33	0.75
Third Quarter	185.21	157.54	0.75
Fourth Quarter	194.56	173.29	0.75
2012
First Quarter	208.65	179.16	0.75
Second Quarter	209.50	188.54	0.85
Third Quarter	207.45	183.09	0.85
Fourth Quarter	211.00	185.51	0.85
2013
First Quarter	215.80	192.32	0.85
Second Quarter	214.36	187.83	0.95
Third Quarter	197.99	182.16	0.95
Fourth Quarter	187.57	172.80	0.95
2014
First Quarter	195.04	172.84	0.95
Second Quarter	197.77	180.37	1.10
Third Quarter	195.78	184.30	1.10
Fourth Quarter (through October 29, 2014)	189.36	161.79	–

We make no representation as to the amount of dividends, if any, that International Business Machines Corporation may pay in the future.  In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be

October 2014	Page 18

Worst of Fixed Coupon Auto-Callable RevConsSM due November 5, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

entitled to receive dividends, if any, that may be payable on the common stock of International Business Machines Corporation.

Common Stock of International Business Machines Corporation– Daily Closing Prices January 1, 2009 to October 29, 2014

* * The red solid line indicates the downside threshold level of $106.249, which is 65% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the IBM Stock or other securities of International Business Machines Corporation.  We have derived all disclosures contained in this document regarding the common stock of International Business Machines Corporation from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to International Business Machines Corporation.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding International Business Machines Corporation is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IBM Stock (and therefore the price of the IBM Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning International Business Machines Corporation could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the IBM Stock.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Halliburton Company, the Common Stock of Apple Inc. and the Common Stock of International Business Machines Corporation
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Day count convention:	30/360
Interest period:	Quarterly
Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any quarterly coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

No fractional shares:
At maturity, if our payment is to be made in shares of an underlying stock, we will deliver the number of shares of such underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of such underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of such underlying stock, as determined by the calculation agent as of the final determination date.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:
With respect to the HAL Stock, Halliburton Company.
With respect to the AAPL Stock, Apple Inc.
With respect to the IBM Stock, International Business Machines Corporation.
The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event with respect to each underlying stock occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Postponement of coupon payment dates:
If a coupon payment date (including the maturity date) is postponed as a result of the postponement of the relevant determination date, no adjustment shall be made to any quarterly coupon paid on that postponed date.

Antidilution adjustments:
The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption or at maturity for each security will be as follows:

•       Upon any determination date following the effective date of a reorganization event and prior to the final determination date:  If the exchange property value (as defined below) is greater than or equal to its initial share price, and the final share prices (or exchange property values, if applicable) of the other underlying stocks are also greater than or equal to their respective initial share prices, the securities will be automatically redeemed for an early redemption payment.

•       Upon the final determination date, if the securities have not previously been automatically redeemed:  You will receive for each security that you hold a payment at maturity equal to:

➢      If the closing price of such underlying stock was greater than or equal to its downside threshold level on each trading day from but excluding the pricing date to but excluding the date of the reorganization event, the exchange property value is greater than or equal to the respective downside threshold level on each trading day from and including the date of the reorganization event to and including the final determination date, and the closing prices of the other underlying stocks (or exchange property values, as applicable) are greater than their respective downside threshold levels on each trading day from but excluding the pricing date to and including the final determination date: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

➢      If the closing price of such underlying stock was less than its downside threshold level on any trading day from but excluding the pricing date to but excluding the date of the reorganization event, or if the exchange property value is less than the respective downside threshold level on any trading day

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Principal at Risk Securities

from and including the date of the reorganization event to and including the final determination date, or if the closing price of any of the other underlying stocks (or exchange property value, as applicable) is less than its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, but the exchange property value is greater than or equal to the respective initial share price on the final determination date, and the final share prices of the other underlying stocks (or exchange property values, as applicable) are also greater than or equal to their respective initial share prices: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

➢      If the closing price of such underlying stock was less than its downside threshold level on any trading day from but excluding the pricing date to but excluding the date of the reorganization event, or if the exchange property value is less than the respective downside threshold level on any trading day from and including the date of the reorganization event to and including the final determination date, or if the closing price (or exchange property value, as applicable) of any of the other underlying stocks is less than its respective downside threshold level on any trading day from but excluding the pricing date to and including the final determination date, and the final share price (or exchange property value) of any of the underlying stocks on the final determination date is less than its respective initial share price:

➢      If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock.

If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of such worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock, each determined at the time of the reorganization event, or, at our sole option, the cash value of such exchange property as of the final determination date and (ii) the quarterly coupon for the final quarterly interest period.

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than the cash value thereof, we will deliver to DTC, as holder of the securities, at maturity a pro rata share of each such type of exchange property.  We expect that such exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If exchange property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the respective initial share price or less than the respective downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

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Principal at Risk Securities

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect.  The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•  purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•  will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•  certain financial institutions;
•  insurance companies;
•  certain dealers and traders in securities or commodities;
•  investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•  regulated investment companies;
•  real estate investment trusts;
•  tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•  persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.  In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of the underlying shares should an investor receive shares of the worst performing underlying stock at maturity.  Investors should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuer of the underlying shares and consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the underlying shares.

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Principal at Risk Securities

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)    a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for the shares of the worst performing underlying stock (and cash in lieu of any fractional share); and

(ii)     a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation to purchase the underlying shares (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying Stocks	Coupon Rate	Yield on the Deposit	Put Premium
Common Stock of Halliburton Company (HAL), Apple Inc. (AAPL), and International Business Machines Corporation (IBM).	10.20% p.a.	0.5688% p.a.	9.6312% p.a.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right.  Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours.  This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities.  Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein.  In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•  a citizen or individual resident of the United States;
•  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

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Principal at Risk Securities

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities.  Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit.  The remainder of the coupon payments will represent payments attributable to the Put Premium.  To the extent attributable to the Yield on the Deposit, coupon payments on the securities will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities.  If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised.  In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of Underlying Shares upon Maturity of the Securities.  If a U.S. Holder receives shares of the worst performing underlying stock (and cash in lieu of any fractional share), the Put Right will be deemed to have been exercised.  In such case, the U.S. Holder will not recognize any gain in respect of the Deposit.  In addition, the U.S. Holder will not recognize any income or gain in respect of the total Put Premium received (including Put Premium received at maturity) and will not recognize any gain or loss with respect to any underlying shares received.  The U.S. Holder would have an aggregate tax basis in the underlying shares received (including any fractional share) equal to the Deposit less the total Put Premium received over the term of the securities.  A U.S. Holder’s holding period for any underlying shares received will start on the day after receipt.  With respect to any cash received in lieu of a fractional share, a U.S. Holder will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of a fractional share and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in the underlying shares that is allocable to such fractional share.

Sale or Exchange of the Securities Prior to Settlement.  Upon the sale or exchange of a security, a U.S. Holder will generally recognize short-term capital gain or loss with respect to the Put Right and will recognize short-term capital gain or loss with respect to the Deposit.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to treat a security as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected.  Among other things, a

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Principal at Risk Securities

U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing.  Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. Because the securities provide for the return of principal except if (i) a trigger event has occurred and (ii) on the valuation date, the closing price of at least one of the underlying stocks is less than its initial price, the risk that the securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income is high than with other equity-linked securities that do not contain similar provisions.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.  It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the securities.  Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•  an individual who is classified as a nonresident alien;
•  a foreign corporation; or
•  a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•  a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•  certain former citizens or residents of the United States; or
•  a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Subject to the discussion below regarding FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or

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Principal at Risk Securities

withholding tax under current law, provided that:

•  the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•  the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•  the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•  the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN  (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein.  Notwithstanding the possibility that an alternative treatment may apply to the securities, we believe that the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of the securities should be the same under current law as those described immediately above.

However, among the issues addressed in the IRS notice described in “Additional Provisions―Tax considerations—Tax Consequences to U.S. Holders—” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities as well as in connection with the proceeds from a sale, exchange or other disposition of the securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of

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Principal at Risk Securities

certain financial instruments treated as providing for U.S.-source interest or dividends.  While the treatment of the securities is unclear, you should assume that any coupon payment on the securities will be treated in whole or in part as subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs under “Additional Provisions―Tax considerations,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to have taken positions in the underlying stocks and in futures or options contracts on the underlying stocks.  Such purchase activity could have increased the initial share price of an underlying stock, and, as a result, could have increased the downside threshold level for such underlying stock which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying stock must close on each trading day from but excluding the pricing date to and including the final determination date so that investors are not exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks).  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on any trading day and on the determination dates, including the final determination date, by purchasing and selling the underlying stocks, options contracts relating to the underlying stocks or any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of any underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a

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Principal at Risk Securities

Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;
(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.
Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $20 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts

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Principal at Risk Securities

of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated October 19, 2012
Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for auto-callable securities or in the prospectus.  As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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